EXHIBIT 21
              MATTHEWS INTERNATIONAL CORPORATION AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                           (as of November 30, 2001)
                                  ----------

                                                                   Percentage
Name                                                                Ownership
----                                                               ----------
Caggiati S.p.A.                                                       100%
   Caggiati Espana S.A.                                               100
   Caggiati France SARL                                               100
   Cromaco S.A.                                                       100

Empire Merger Corporation                                             100

Empire Stock Corporation                                              100
   York Bronze Trade Company                                          100

Industrial Equipment and Engineering Company, Inc.                    100

Matthews Canada Ltd.                                                  100

Matthews Industries                                                   100
   Matthews Bronze Pty. Ltd.                                          100
   Matthews Properties Pty. Ltd.                                      100
   C. Morello, Inc.                                                   100

Matthews International (Arkansas) Corporation                         100

Matthews International Colorado, Inc.                                 100

Matthews International GmbH                                           100
   Repro-Busek GmbH & Co. KG                                           75
   Rudolf Reproflex GmbH & Co. KG                                      75
   Scholler GmbH & Co. KG                                              75
   S+T GmbH & Co. KG                                                   50

Matthews International Trading Company, Ltd.                          100

Matthews Resources, Inc.                                              100

Matthews Swedot AB                                                    100

Matt-One Holding Corporation                                          100
   O.N.E. Color Communications, LLC                                    50

Mavrick Cutting Dies, Inc.                                            100

The SLN Group, Inc.                                                   100

Venetian Investment Corporation                                       100